UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b)

On January 16, 2014, MSC Industrial Direct Co., Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below. On all matters (including the election of directors) submitted to a vote of the Company’s shareholders, the Company’s Class A common stock and Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock. Broker non-votes and abstentions are not considered votes cast at the Annual Meeting and are not counted for any purpose in determining whether a matter has been approved.

1.	Election of directors to serve for one-year terms:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast For
Jonathan Byrnes	183,962,541	1,763,459	1,320,362	99.1%
Roger Fradin	183,605,388	2,120,612	1,320,362	98.9%
Erik Gershwind	184,816,131	909,869	1,320,362	99.5%
Louise Goeser	183,907,324	1,818,676	1,320,362	99.0%
Mitchell Jacobson	183,680,656	2,045,344	1,320,362	98.9%
Denis Kelly	184,653,241	1,072,759	1,320,362	99.4%
Philip Peller	184,651,280	1,074,720	1,320,362	99.4%
David Sandler	183,899,255	1,826,745	1,320,362	99.0%

Each of the nominees was re-elected by the Company’s shareholders to serve on the board of directors for a one-year term expiring at the Company’s 2015 Annual Meeting of Shareholders, and until their respective successors have been elected, or until their earlier resignation or removal.

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

Votes Cast For	Votes Cast Against	Abstentions	Percentage of Votes Cast For
186,569,683	340,685	135,994	99.8%

Proposal No. 2 was approved by the Company’s shareholders.

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Percentage of Votes Cast For
184,677,874	792,932	255,194	1,320,362	99.6%

Proposal No. 3, an advisory vote, was approved by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: January 16, 2014	By:	/s/ Jeffrey Kaczka
		Name:	Jeffrey Kaczka
		Title:	Executive Vice President and Chief Financial Officer